EXHIBIT 8.1

                                  May 24, 2006


Structured Obligations Corporation
270 Park Avenue
New York, New York 10017


          Re: Structured Obligations Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

         We have advised Structured Obligations Corporation, a Delaware corporation (the "Registrant"), in connection with the above captioned registration statement on Form S-3 (the "Registration Statement") with respect to certain federal income tax aspects of the issuance of trust certificates (the "Certificates"). As described in the Registration Statement, the Certificates will be issued from time to time in series (each, a "Series"), with each Series being issued by an individual trust to be formed by the Registrant pursuant to a separate Series Supplement to that certain Base Trust Agreement (together, the "Trust Agreement") between the Registrant and a trustee named therein (the "Trustee"). Capitalized terms not otherwise defined herein are used as defined in the Registration Statement.

         In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any Series of Certificates and we have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and the exhibits to the Registration Statement. We have assumed that each Series of Certificates is executed and delivered and has terms consistent with those contemplated by the Registration Statement.

         Based on the foregoing and assuming that the Trust Agreement with respect to each Series of Certificates is executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Registration Statement and the Trust Agreement in fact occur in accordance with the terms thereof, we hereby confirm that we are of the opinion that: (i) while the description of federal income tax consequences to holders of the Certificates that appears under the heading "Federal Income Tax Consequences" in the prospectus supplement (the "Prospectus Supplement") and the prospectus (the "Prospectus") does not purport to discuss all possible income tax ramifications of the proposed issuance, with respect to those tax consequences which are discussed, the description is accurate in all material respects and we hereby adopt and confirm the opinions set forth therein and (ii) each Trust will be a grantor trust or partnership for federal income tax purposes and not an association taxable as a corporation (or publicly traded partnership treated as a corporation).

         This opinion is based on the facts and circumstances set forth in the Prospectus

Supplement and the Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Certificates as a result of changes in facts and circumstances, changes in the terms of documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates Series of Certificates with numerous different characteristics, the particular characteristics of each Series of Certificates must be considered in determining the applicability of this opinion to a particular Series of Certificates.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus and Prospectus Supplement contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                           Very truly yours,


                                           /s/ORRICK, HERRINGTON & SUTCLIFFE LLP
                                           -------------------------------------
                                           ORRICK, HERRINGTON & SUTCLIFFE LLP




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